Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-110309) and on Form S-3 (Nos. 333-109481, 333-106074, 333-97913) of Eagle Broadband, Inc. of our report dated December 13, 2002 relating to the financial statements, which appear in this Annual Report on Form 10-K.



/S/McManus & Co., P.C.
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McManus & Co., P.C.
Rockaway, New Jersey
December 8, 2003